UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 16, 2021

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2021, Ra Medical Systems, Inc., a Delaware corporation (“Ra Medical”), and Strata Skin Sciences, Inc., a Delaware corporation (“STRATA”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Ra Medical agreed to sell to STRATA Ra Medical's right, title, and interest in and to its Pharos laser business (the “Business”), including specified related assets such as contracts, inventory, intellectual property, books and records, and claims. STRATA is a publicly traded company.

The purchase price payable by STRATA to Ra Medical is $5,000,000 less (i) the difference between (A) $1,500,000, which represents an amount equal to the estimated cost of the remaining term of any existing customer warranty obligations and existing service agreement obligations to existing customers  related to the Business, and (B) $250,000, which represents an amount equal to the value of the Business Inventory acquired as of the Closing Date, less (ii) $50,000 plus the assumption by STRATA of Assumed Liabilities (as defined in the Asset Purchase Agreement).

The closing of the transactions contemplated by the Asset Purchase Agreement is subject to customary closing conditions. The Asset Purchase Agreement contains customary representations, warranties, and pre-closing covenants by and from Ra Medical and STRATA. Ra Medical has agreed to indemnify STRATA from and against specified liabilities and expenses incurred by STRATA in connection with the Asset Purchase Agreement, including as a result of the breach of Ra Medical's representations and warranties.

Under the terms of a services agreement by and between Ra Medical and STRATA to be executed simultaneously with the Asset Purchase Agreement (the “Services Agreement”), Ra Medical will continue to provide certain services to STRATA over the course of several months, including, but not limited, certain support services and the sale of spare parts, as further described in the Services Agreement.

The preceding summaries of the Asset Purchase Agreement and Services Agreement do not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement and the Services Agreement, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

The Asset Purchase Agreement and Services Agreement have been included as exhibits to this Current Report on Form 8-K to provide investors and stockholders with information regarding their terms. They are not intended to provide any other factual information about Ra Medical or STRATA or their respective subsidiaries and affiliates. The Asset Purchase Agreement and Services Agreements contain representations and warranties by each of Ra Medical and STRATA made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. The disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, certain representations and warranties in the Asset Purchase Agreement were used for the purpose of allocating risk between Ra Medical and STRATA. Accordingly, investors and stockholders should not rely on the representations and warranties in the Asset Purchase Agreement as characterizations of the actual state of facts or condition of Ra Medical or STRATA or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01 Other Events.

On August 16, 2021, Ra Medical issued a press release announcing entering into the Asset Purchase Agreement.  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated August 16, 2021 by and between Ra Medical Systems, Inc. and Strata Skin Sciences, Inc.
10.2	Services Agreement, dated August 16, 2021 by and between Ra Medical Systems, Inc. and Strata Skin Sciences, Inc.
10.3	Trademark Assignment Agreement, dated August 16, 2021 by and between Ra Medical Systems, Inc. and Strata Skin Sciences, Inc.
99.1	Press release dated August 16, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: August 16, 2021	By:	/s/ Andrew Jackson
Andrew Jackson
Chief Financial Officer
(Principal Financial and Accounting Officer)